UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

                                    HOME SOLUTIONS OF AMERICA, INC.
(Exact Name of Registrant as Specified in Its Charter)

                                                            Delaware
(State or Other Jurisdiction of Incorporation or Organization)

                                                             99-0273889
(IRS Employer Identification Number)

11850 Jones Road
Houston, Texas 77070
                                                     (281) 970-9859
(Address, Including Zip Code, and Telephone Number, Including Area Code,
of Registrant's Principal Executive Offices)

R. Andrew White
President and Chief Executive Officer
Home Solutions of America, Inc.
11850 Jones Road
Houston, Texas 77070
                                                    (281) 970-9859
(Address, Including Zip Code, and Telephone Number, Including Area Code,
of Agent for Service)

Copy to:
J. Paul Caver, P.C.
3102 Maple Avenue, Suite 220
Dallas, Texas 75201
(214) 468-8868

Approximate date of commencement of proposed sale of the securities to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ___________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ___________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Common Stock, $.001 par value	6,697,960	$3.03	$20,294,819	$1,641.85

(1)  Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers any additional securities that may be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or similar transactions, or contractual anti-dilution provisions.

(2)    Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act, based upon the average of the high and low prices of the Registrant's common stock as reported on the American Stock Exchange on June 27, 2003.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated June 30, 2003

PROSPECTUS

 HOME SOLUTIONS OF AMERICA, INC.

6,697,960 SHARES OF COMMON STOCK

This prospectus relates to the offer and sale of an aggregate of 6,697,960 shares of our common stock, $.001 par value per share, to be offered by the selling stockholders identified in this prospectus.  Such shares include (i) 3,934,587 previously issued shares of common stock, (ii) 1,625,852 shares of common stock that could be issued by the Company upon the exercise of certain outstanding warrants issued by the Company, and (iii) up to 1,137,521 shares of common stock that could be issued upon the conversion of a convertible promissory note issued by the Company.  The prices at which the selling stockholders may sell these shares will be determined by the prevailing market price for shares of our common stock or in negotiated transactions. We will not receive any of the proceeds from the sale of these shares, other than the exercise price of any warrants that are exercised by selling stockholders who choose not to conduct cashless exercises of such warrants.

Our common stock is quoted on the American Stock Exchange under the symbol "HOM." On June 27, 2003, the last sale price of our common stock as reported on the American Stock Exchange was $3.01 per share.

INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE THE SECTION ENTITLED "RISK FACTORS" ON PAGE 2 TO READ ABOUT SOME FACTORS YOU SHOULD CONSIDER BEFORE BUYING SHARES OF OUR COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is June ___, 2003

PROSPECTUS SUMMARY

This is only a summary and may not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully, including the "Risk Factors" section included elsewhere in this prospectus. In this prospectus, "we," "us," "our," the "Company," and the "registrant" refer to Home Solutions of America, Inc., its predecessors, and its consolidated subsidiaries.

OVERVIEW

The Company was incorporated in Delaware in 1998.  Our growth strategy, developed in 2002, is to become a leading provider of specialty residential services that protect the homeowner's single largest investment - their home. We seek a dominant market position through the acquisition of strategic, specialized, profitable and well-managed residential service companies and through the above average internal growth of these operations.  Upon the successful closing of certain proposed acquisitions of existing businesses, Home Solutions will provide services such as cleaning and fabric protection, fire and water damage restoration, and the remediation of indoor air contaminants.

Growth Strategy

As part of its strategy announced in 2002, Home Solutions will seek to acquire or internally generate projects that will focus on providing the specialty residential services to homeowners that are discussed below.  Effective November 1, 2002, we closed our first acquisition as part of this strategy, acquiring PW Stephens, Inc., a $15 million revenue provider of indoor air contaminate removal services for homeowners in California.  We expect to continue our aggressive growth strategy with additional acquisitions.  The following is a list of the targeted services that we are pursuing:

Cleaning and Fabric Protection: We will provide fabric protection services to protect furniture, carpet and draperies from stains and daily wear and tear.  This niche market is primarily targeted at above-average income homeowners with an average ticket of approximately $400 or more.  We will provide our customers with an annual fabric protection service agreement that will allow them to have on-site spill clean up during the life of the agreement.  In addition, using well-tested methods of cleaning carpet, we will offer maintenance and emergency response services to our customer base to repair carpet damaged by common stains, pet dander, bacteria and dust.  This procedure will extend the life of the homeowners' carpets and make the carpet look its finest.  Furthermore, air duct cleaning is another under-developed market the Company will approach.  Particulate (organic and inorganic) material within a home's heating and air conditioning systems and the transferair ducts can cause allergic reactions and generally indicate poor air quality.  Furthermore, the conditions of these systems, high moisture content and heat are often the breeding ground for many types of mold.  It is expected that a portion of our cleaning operations will generate additional opportunities across our other business segments.

Indoor Air Contamination: Indoor air contamination, including contamination from mold, asbestos and lead paint, is a growing concern for the homeowner. With increased media attention regarding the health threat of mold, fewer insurance options, and property transfers at risk, current market conditions have created significant demand for mold inspections, certifications and remediation services.  These services consist of property and system inspections, surface and air testing, project design, microbial removal, light interior demolition, repair and specialized cleaning work.  Home inspections and testing can range from $500 to several thousand dollars. For the typical mold-contaminated house, a remediation project can last approximately one week and cost $20,000 or more for the homeowner.  Customer opportunities are developed through a regional sales force as well as through referrals by real estate firms, insurance adjusters, mortgage companies, attorneys and nationally branded retailers.  Although government-promulgated regulation is currently under review, industry practice and general awareness is building momentum. The Company believes it can use its industry experience to give efficacy to its processes and provide homeowners with quality assurance.  Furthermore, we plan to provide annual and quarterly monitoring services, in which technicians will regularly inspect, test and certify the air quality of our clients' homes.  It is expected that a portion of our indoor air contamination operations will generate additional opportunities across our other business segments.

Fire and Water Damage Restoration: As part of Home Solutions specialty residential services strategy, we will provide highly trained technicians to respond to fire, water and weather-related emergencies to inspect structural members and contents damaged by water, to determine the likelihood or extent of mold growth, and to provide immediate cleaning, drying, moving, storage, and deodorization, among other services.  As most cases of mold are associated with excess moisture, we believe that response to this type of event-related damage will provide significant additional revenue opportunities.  The cost and time requirements of these projects can vary dramatically from case-to-case.  It is expected that a portion of our fire/water damage restoration operations will generate additional opportunities across our other business segments.

The Company was incorporated in 1998 as "U S Industrial Services, Inc.", pursuant to a Delaware reincorporation merger with its predecessor, EIF Holdings, Inc., a Hawaii corporation.  In 2001, the Company amended and restated its articles of incorporation and changed its name to "Nextgen Communications Corporation", and in December 2002 its name was changed to its present name, Home Solutions of America, Inc.  The Company's corporate headquarters are located at 11850 Jones Road, Houston, Texas 77070, and its telephone number is (281) 970-9859.

RISK FACTORS

You should carefully consider the risks described below before making an investment decision. The risks and uncertainties described below are not the only ones facing the company. Additional risks and uncertainties not presently known, or that are currently deemed immaterial, also may impair Home Solutions' business operations. If any of the following risks actually occur, Home Solutions' business could be harmed.

WE HAVE LIMITED PRIOR EXPERIENCE ACQUIRING AND OPERATING RESIDENTIAL SERVICES COMPANIES.

Although the Company has a history of operations in the industrial services and voice/data and cabling services sectors, we have no history of acquiring and operating residential services companies.  The current strategy is a new direction for the Company, and we may encounter unanticipated, unusual, or unexpected risks and problems in developing this new area of business, which could adversely affect us, as well as our operations, revenue, and ability to obtain a profit.  Furthermore, as of June 30, 2003, our operations consist entirely of the operations conducted by P.W. Stephens, Inc., and there can be no assurance that we will be able to close our proposed acquisitions of other residential services companies.

WE HAVE A HISTORY OF LOSSES.

We incurred consolidated net losses of $477,000, $2,447,000, and $6,225,000 during the years ended December 31, 2002, December 31, 2001 and September 30, 2000 (we changed our fiscal year to a calendar year at the beginning of 2001), respectively.  Our management believes that our revised business plan will be successful and we will become profitable; however, there can be no assurance that we will be successful in implementing our business plan or that we will be profitable now or in the future.

WE REQUIRE ADDITIONAL CAPITAL TO ACQUIRE RESIDENTIAL SERVICES COMPANIES.

We will require additional capital to purchase niche residential services companies. If we are unable to raise capital when our needs arise, we will be unable to pursue our current business strategy and may not be able to fund our operations.

IF WE OBTAIN ADDITIONAL FINANCING, OR ACQUIRE COMPANIES USING OUR COMMON STOCK, IT COULD DILUTE PRESENT STOCKHOLDER HOLDINGS.

We will likely need to raise money through the sale of additional equity within the next twelve months, in one or more private placements and/or public offerings. If we do so, all of the then current existing stockholders and their stock holdings will be proportionately diluted.  In addition, we will likely acquire companies using our common stock as consideration.  If we do so, all of our existing stockholders at such time and their stock holdings will be proportionately diluted.

OUR BUSINESS DEPENDS ON THE DEMAND FOR RESIDENTIAL SERVICES.

Upon acquiring residential services companies, we would be adversely affected by any slowdown in the growth of, or reduction in demand for, residential services.  Demand for our services depends on numerous factors including:

  the amount and growth of household income;

  the financial condition of homeowners, and whether a homeowner's insurance policy is available to pay the cost of our services;

  the need for the remediation of indoor air contaminates, cleaning services, fabric protection and fire/water damage restoration;

  changes in mortgage rates; and

  general economic conditions.

OUR AGGRESSIVE BUSINESS PLANS WILL PLACE A SIGNIFICANT STRAIN ON OUR ASSETS.

Implementation of our aggressive acquisition strategy will impose significant strains on our management, operating systems and financial resources. The acquisitions that we are currently contemplating would involve substantial expenditures of our time and resources to close. If we fail to manage our growth or encounter unexpected difficulties during expansion, it could have a material adverse effect on our financial condition and results of operations. The pursuit and integration of acquisitions will require substantial attention from our senior management, which will limit the amount of time they are able to devote to our existing operations.

WE ARE HEAVILY DEPENDENT ON OUR SENIOR MANAGEMENT.

If we lose members of our senior management, we may not be able to find appropriate replacements on a timely basis, and our business could be adversely affected.  Our existing operations and continued future development depend to a significant extent upon the performance and active participation of certain key individuals, including our Chief Executive Officer and our Chairman of the Board. We cannot guarantee that we will be successful in retaining the services of these or other key personnel. If we were to lose any of these individuals, we may not be able to find appropriate replacements on a timely basis and our financial condition and results of operations could be materially adversely affected.

WE FACE SUBSTANTIAL COMPETITION FROM COMPETITORS WITH SIGNIFICANTLY GREATER RESOURCES.

We face competition from many entities with significantly greater financial resources, well-established brand names, and larger customer bases. We expect competition to intensify in the future.  The numerous companies that may seek to enter our industry may expose us to severe price competition for our products and services.

STOCKHOLDERS FACE POSSIBLE VOLATILITY OF THE MARKET PRICE FOR OUR COMMON STOCK.

The market price of our common stock may experience fluctuations that are unrelated to our operating performance.  The market price for our common stock has been somewhat volatile during the past 12 months, with trading prices ranging from $1.25 to $3.50.  Home Solutions can provide no assurance that the current market price will be maintained.

SHARES ELIGIBLE FOR FUTURE SALE MAY ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK.

The 6,697,960 shares of common stock covered by this prospectus may be sold by the selling stockholders into the public market pursuant to this prospectus. Further sales of shares of our common stock, or the perception that such sales may occur, could adversely affect the market price of our common stock. A depressed stock price could impair our ability to raise capital through the sale of equity securities.

EFFECTS OF ANTI-TAKEOVER PROVISIONS COULD INHIBIT POTENTIAL INVESTORS OR DELAY OR PREVENT A CHANGE OF CONTROL THAT MAY FAVOR STOCKHOLDERS.

Some of the provisions of our certificate of incorporation, our bylaws and Delaware law could, together or separately:

  discourage potential acquisition proposals;

  delay or prevent a change in control; and

  limit the price that investors might be willing to pay in the future for shares of our common stock.

In particular, our board of directors is authorized to issue up to 1,000,000 shares of preferred stock and debt instruments with rights and privileges that might be senior to our common stock, without the consent of the holders of the common stock.

OUR COMMON STOCK COULD BE DELISTED FROM THE AMERICAN STOCK EXCHANGE ("AMEX") IF WE DO NOT COMPLY WITH THE AMEX CONTINUED LISTING STANDARDS.

Our common stock is listed on the Amex, and to maintain our listing we must meet certain continued listing standards.  If our common stock was delisted from the Amex for any reason, it would reduce our liquidity and could seriously reduce the value of our common stock, reduce our ability to raise additional financing, limit our use of equity instruments to satisfy outstanding obligations, and limit our ability to attract qualified employees.

WE DO NOT PAY CASH DIVIDENDS.

We have never paid any cash dividends and do not anticipate paying cash dividends in the future.

FORWARD-LOOKING STATEMENTS

This prospectus, which includes the documents we have incorporated by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements deal with our current plans, intentions, beliefs and expectations and statements of future economic performance. Statements containing terms such as "believes," "does not believe," "plans," "expects," "intends," "estimates," "anticipates" and other phrases of similar meaning are considered to contain uncertainty and are forward-looking statements.

Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results in future periods to differ materially from what is currently anticipated. We make cautionary statements in certain sections of this prospectus, including under "Risk Factors." You should read these cautionary statements as being applicable to all related forward-looking statements wherever they appear in this prospectus, in the materials referred to in this prospectus, or in the materials incorporated by reference into this prospectus. No forward-looking statement is a guarantee of future performance, and you should not place undue reliance on any forward-looking statement.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of our common stock offered by the selling stockholders pursuant to this prospectus, other than the exercise price of any warrants that are exercised by selling stockholders who choose not to conduct cashless exercises of such warrants.

SELLING STOCKHOLDERS

The following table sets forth, as of June 30, 2003, the name of each selling stockholder, the number of shares of common stock that each selling stockholder beneficially owns, the number of shares offered hereby, and the percentage of the class to be owned by the selling stockholders after completion of the offering.  Except as otherwise disclosed below, neither the selling stockholders nor any of their affiliates has held any position or office or has had any material relationship with us in the last three years.

Stockholder Name	Number of Shares of Common Stock Beneficially Owned Prior to Offering		Number of Shares Being Offered	Number of Shares of Common Stock Beneficially Owned Following The Offering(1)	Percentage of Class Following The Offering(1)
Jane C. Barber	2,000,000	(2)	2,000,000	0	0
David Bourquein	19,180	(3)	19,180	0	0
Brad Brock	1,000	(3)	1,000	0	0
Cascade Infrastructure Management	20,161		20,161	0	0
Thurman Crawford	5,320	(3)	5,320	0	0
David Davis	2,660	(3)	2,660	0	0
David Garlock	9,851		9,851	0	0
Tyrrell L. Garth	1,270,596	(4)	1,270,596	0	0
James Hall	9,851		9,851	0	0
Horizon Venture Capital Group	600,000	(5)	600,000	0	0
J.P. Turner Inc	4,375	(6)	4,375	0	0
Longshore Companies Inc.	235,294		235,294	0	0
Matrix Eleven 0 Eleven Corporation	151,515		151,515	0	0
J.D. Mayotte	15,000	(6)	15,000	0	0
Park Avenue Investments	600,000	(5)	600,000	0	0
Pinnacle Properties	293,412	(7)	293,412	0	0
Thomas Roebuck	1,992	(3)	1,992	0	0
Sanders Morris Harris	200,000	(8)	200,000	0	0
SR Hinkle, Inc.	5,625	(6)	5,625	0	0
Tamarisk Equities	600,000	(5)	600,000	0	0
The Vantage Group Ltd.	600,000	(9)	600,000	0	0
John Thompson	2,128	(3)	2,128	0	0
WCD Consultants	50,000	(10)	50,000	0	0

Total	6,697,960		6,697,960	0	0

______________________

(1)     Assumes that all shares held by selling stockholders that are being offered pursuant to this prospectus will be sold.

(2)     Includes 1,137,521 shares that could result from the conversion of a promissory note issued by the Company in the original principal amount of $2,242,446, which is convertible into our common stock based upon the trading price of the common stock during the three trading days prior to conversion.

(3)   Consists of shares underlying warrants to purchase shares of the Company's common stock at an exercise price of $1.50 per share, expiring December 27, 2004.

(4)   Includes 25,160 shares underlying warrants to purchase shares of the Company's common stock at an exercise price of $1.50 per share, expiring December 27, 2004.  In October 2002, in connection with the Company's purchase of the office building that serves as our corporate offices, an affiliate of Mr. Garth provided a $750,000 first-lien mortgage to the Company.

(5)   Includes 250,000 shares underlying warrants to purchase shares of the Company's common stock at an exercise price of $1.00 per share, expiring November 19, 2007.

(6)   Consists of shares underlying warrants to purchase shares of the Company's common stock at an exercise price of $2.00 per share, expiring November 21, 2007.

(7)   Consists of shares underlying warrants to purchase shares of the Company's common stock at an exercise price of $.01 per share, expiring November 14, 2007.

(8)   Consists of shares underlying warrants to purchase shares of the Company's common stock at an exercise price of $1.50 per share, expiring September 1, 2005.

(9)   Includes 250,000 shares underlying warrants to purchase shares of the Company's common stock at an exercise price of $1.00 per share, expiring November 19, 2007.  On June 4, 2003, this stockholder provided the P.W. Stephens, Inc. ("PWS"), a wholly owned subsidiary of the Company, with a $1.5 million credit facility, secured by a lien against all of the assets of PWS.

(10)  Consists of shares underlying warrants to purchase shares of the Company's common stock at an exercise price of $1.50 per share, expiring November 1, 2007.

PLAN OF DISTRIBUTION

The selling stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market, or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
  an exchange distribution in accordance with the rules of the applicable exchange;
  privately negotiated transactions;
  broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

  a combination of any such methods of sale; and
  any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room located at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov.

INCORPORATION BY REFERENCE

This prospectus is part of a registration statement we filed with the SEC. The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, until our offering is completed.

1.         Our Annual Report on Form 10-KSB for the year ended December 31, 2002, filed March 31, 2003;

2.         Our Proxy Statement for the 2003 annual meeting of stockholders, filed April 29, 2003;

3.         Our Quarterly Report on Form 10-QSB for the quarter ended March 31, 2003, filed May 15, 2003;

4.         A Current Report on Form 8-K, filed January 7, 2003;

5.         A Current Report on Form 8-K, filed January 17, 2003, as amended by a Current Report on Form 8-K/A, filed February 14, 2003;

6.         A Current Report on Form 8-K, filed June 6, 2003; and

7.         The description of our common stock contained in our registration statement on Form 8-A, filed June 11, 2003, including any amendments or reports filed for the purpose of updating such description.

If you request, either in writing, or orally, a copy of any or all of the documents incorporated by reference, we will send to you the copies requested at no charge. You should direct requests for such copies to: Home Solutions of America, Inc., Attention: Corporate Secretary, 11850 Jones Road, Houston, Texas 77070, (281) 970-9859.

You should rely on the information incorporated by reference or provided in this prospectus or the prospectus supplement. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or the prospectus supplement is accurate as of any date other than the date on the front of the document.

LEGAL MATTERS

The validity of the issuance of the securities being offered hereby has been passed upon for us by J. Paul Caver, P.C.  As of June 30, 2003, J. Paul Caver, the sole shareholder of J. Paul Caver, P.C., owned 37,000 shares of our common stock, and held an option to purchase 50,000 shares of our common stock at an exercise price of $1.50 per share, expiring November 15, 2007.

EXPERTS

Our consolidated financial statements as of and for the year ended December 31, 2002, appearing in our annual report on Form 10-KSB for the year ended December 31, 2002, have been audited by Corbin & Company, LLP, independent auditors, as set forth in their report included therein and incorporated herein by reference. The financial statements of P. W. Stephens, Inc. for the years ended December 31, 2001 and 2000, appearing in our Form 8-K/A filed February 14, 2003, have been audited by Corbin & Company, LLP, independent auditors, as set forth in their report included therein and incorporated herein by reference.  These financial statements are incorporated herein by reference in reliance upon the reports of Corbin & Company, LLP pertaining to such financial statements given upon the authority of such firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth an itemized statement of all estimated expenses in connection with the issuance and distribution of the securities being registered:

                        SEC Registration Fee..................... $  1,641.85
                        Legal Fees and Expenses................   10,000.00
                        Accounting Fees and Expenses........    2,500.00
                        Miscellaneous.................................     1,000.00
                        TOTAL.........................................  $15,141.85

The amounts set forth above, except for the SEC registration fee, is in each case estimated. The selling stockholders will not bear any of these expenses.

ITEM 15.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of Delaware General Corporation Law (the "DGCL") allows for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.  Article EIGHTH of our amended and restated certificate of incorporation and Article VIII of our bylaws authorize indemnification of our directors, officers, employees and other agents to the extent and under the circumstances permitted by the DGCL. We maintain liability insurance for the benefit of our directors and certain of our officers.  Also, we have entered into individual indemnification agreements with each of our directors and executive officers.

The above discussion of the DGCL and of our amended and restated certificate of incorporation, bylaws and indemnification agreements is not intended to be exhaustive and is qualified in its entirety by such statutes, amended and restated certificate of incorporation, bylaws and indemnification agreements.

ITEM 16.   EXHIBITS.

The following is a list of exhibits filed as part of this registration statement:

Exhibit No.        Identification Of Exhibit

      5.1              Opinion of J. Paul Caver, P.C.
    23.1              Consent of Corbin & Company, LLP
    23.2              Consent of J. Paul Caver, P.C. (contained in opinion filed as Exhibit 5.1)
    24.1              Power of Attorney (included on the signature page of this registration statement)

ITEM 17.   UNDERTAKINGS.

(a)        The undersigned registrant hereby undertakes:

            (1)        To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)         To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii)        To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, That paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2)        That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas on June 30, 2003.

                                                                                    HOME SOLUTIONS OF AMERICA, INC.

                                                                                    /S/ R. ANDREW WHITE
                                                                                    R. Andrew White
                                                                                    President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Frank J. Fradella and R. Andrew White, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign any or all amendments (including post effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of June 30, 2003.

SIGNATURE                                      TITLE                                                             DATE

/S/ R. ANDREW WHITE                     President, Chief Executive Officer and               June 30, 2003
R. Andrew White                                  Interim Chief Financial Officer
                                                            (Principal Executive Officer, Principal
                                                             Financial Officer and Principal Accounting
                                                             Officer)

/S/ FRANK J. FRADELLA                   Chairman of the Board                                      June 30, 2003
Frank J. Fradella

/S/ MARK W. WHITE                            Director                                                           June 30, 2003
Mark W. White

/S/ MICHAEL S. CHADWICK               Director                                                           June 30, 2003
Michael S. Chadwick

/S/ WILLARD W. KIMBRELL                Director                                                           June 30, 2003
Willard W. Kimbrell